Axos Announces the Election of Sara Wardell-Smith as an Independent Member of the Board of Directors

LAS VEGAS, NV – (BUSINESSWIRE) – November 29, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”), announces the election of Sara Wardell-Smith as an independent director of the Board of Directors of the Company and the Board of Directors of Axos Bank, effective December 1, 2023. Ms. Wardell-Smith has extensive experience in wholesale banking, global payments, fintech partnerships and board service.

“On Axos behalf, I would like to extend a warm welcome to Sara,” said Paul Grinberg, Chairman of the Board of Directors. “Sara’s leadership and expertise from her experience at global leaders such as Visa and Wells Fargo will be highly additive as Axos prepares for its next decade of growth.”

Ms. Wardell-Smith is the former head of Visa’s commercial business across North America overseeing product, partnerships, sales and platforms. While at Visa, she led financial institution initiatives that modernized beyond cards into real-time payments, cross-border payments, and new payment flows. Prior to Visa, Ms. Wardell-Smith was an Executive Vice President at Wells Fargo and served on the Management Committee. Ms. Wardell-Smith has served on several boards, including the U.S. board of Revolut, one of the world’s largest and fastest-growing fintech companies and challenger banks, and the CLS Group, which operates the world’s largest multi-currency cash settlement system designed for financial institutions.

“I’m delighted to join a dynamic and diverse board,” stated Sara Wardell-Smith, new director of Axos. “I look forward to working with the board and senior management to continue the successful Axos trajectory to becoming a diversified financial services leader.”

About Axos Financial, Inc. and Subsidiaries

Axos Financial, Inc., with approximately $20.8 billion in consolidated assets as of September 30, 2023, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $33.9 billion of assets under custody and/or administration as of September 30, 2023, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Contact:

Johnny Lai, CFA
SVP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com